Exhibit 10.2

CLOSING ESCROW AGREEMENT

     This Closing Escrow Agreement, dated as of September 30, 2009 (this “Agreement”), is entered into by and between Securities Transfer Corporation (the “Escrow Agent”), China Nutrifruit Group Limited (the “Company”) and each investor identified on the signature pages hereto (the “Investors”).

WITNESSETH:

     WHEREAS, the Company and the Investors entered into a securities purchase agreement (the “Purchase Agreement”) dated as of September 30, 2009 pursuant to which the Investors will purchase Units of the Company, each consisting of shares of Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a conversion price of $3.30 per share and Warrants to purchase Common Stock (collectively, the “Securities”), for an aggregate purchase price of up to $15,000,000, subject to increase as contemplated in the Purchase Agreement (the “Investment Amount”); and

     WHEREAS, the Company and the Investors desire to deposit all proceeds received from subscriptions for the Units pursuant to the Purchase Agreement (the “Escrowed Funds”) with the Escrow Agent, to be held in escrow until joint written instructions are received by the Escrow Agent from the Company and WLT Brothers Capital, Inc. (the “Investor Agent”), from time to time, at which time the Escrow Agent will disburse the Escrowed Funds less the Dividend Holdback referred to below in accordance with such instructions (a “Closing”); and

     WHEREAS, the Company and the Investors desire that the Escrow Agent hold an amount equal to 7% of the aggregate Investment Amount (the “Dividend Holdback”) in escrow, for the payment of the dividend at the annual rate of 7% on the Series A Convertible Preferred Stock for the first Dividend Payment Date following the Closing pursuant to the terms of the Certificate of Designations of the Series A Convertible Preferred Stock; and

     WHEREAS, Escrow Agent is willing to hold the Escrowed Funds in escrow in subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

     1. Appointment of Escrow Agent. Each Investor and the Company hereby appoints Securities Transfer Corporation as Escrow Agent to act in accordance with the Purchase Agreement and the terms and conditions set forth in this Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

     2. Establishment of Escrow. The aggregate Investment Amount provided by the Investors in connection with their acquisitions of the Securities as set forth in the Purchase Agreement shall be deposited in an account maintained by the Escrow Agent with Vision Bank Texas in immediately available funds by federal wire transfer, such funds being referred to herein as the “Escrow Funds”. The wire transfer details relating to such account are:

Vision Bank Texas, 401 W. George Bush Frwy, #101
Correspondent Bank: TIB Bank
ABA # 111010170
Beneficiary Bank: Vision Bank-Texas
Acct # 1020288
Final Credit: Securities Transfer Corporation Account D
Acct # 210483

     3. Escrow Agent to Hold and Disburse Escrowed Funds. The Escrow Funds shall be segregated from the assets of Escrow Agent and held in trust for the benefit of the Company and the Investors (who shall be deemed to have an interest in such Escrow Funds in proportion to the percentages indicated in Exhibit A) in accordance herewith. The Escrow Agent will hold and disburse the Escrowed Funds received by it pursuant to the terms of this Escrow Agreement, as follows:

          (a) Upon receipt of joint instructions from the Company and the Investor Agent, in substantially the form of Exhibit B hereto, the Escrow Agent shall release the Escrowed Funds, less the Dividend Holdback, to, or as directed in such instructions, upon the instruction of the Company; and

          (b) The Escrow Agent shall release the Dividend Holdback as follows: on September 1, 2010 (the “Dividend Payment Date”), the Escrow Agent shall wire each Investors its pro rata portion of the Dividend Holdback (equal to percentage indicated set forth on Exhibit A multiplied by such Dividend Holdback) using the wiring instructions contained in Exhibit A. In the event the Company and an Investor deliver joint instructions to the Escrow Agent to the effect that such Investor has converted shares of Series A Convertible Preferred Stock prior to the Dividend Payment Date, then the Escrow Agent shall release the Dividend Holdback to such Investor as follows: (1) the Escrow Agent shall wire such Investor its pro rata portion of the Dividend Holdback (equal to the quotient of (i) total number of shares of the Series A Convertible Preferred Stock purchased under the Purchase Agreement and then held by such Investor as indicated in such joint instructions, divided by (ii) total numbers of shares of the Series A Convertible Preferred Stock issued pursuant to the Purchase Agreement, multiplied by such Dividend Holdback) using the wiring instructions contained in Exhibit A; and (2) the Escrow Agent shall wire the Company the remainder of such Investor’s original pro rata interest in the Dividend Holdback, equal to the quotient of (i) total number of shares of the Series A Convertible Preferred Stock so converted, divided by (ii) total numbers of shares of the Series A Convertible Preferred Stock issued pursuant to the Purchase Agreement, multiplied by such Dividend Holdback.

          (c) In the event that the Escrow Agent does not receive any instructions pursuant to subparagraph (a) above by a date that is 90 days from the date of this Agreement or pursuant to subparagraph (b) above by a date that is 90 days from the Dividend Payment Date, the Escrowed Funds shall be returned to the parties from which they were received, without interest thereon or deduction therefrom.

     4. Interpleader. In the event this Agreement, the Escrowed Funds or the Escrow Agent becomes the subject of litigation, or if the Escrow Agent shall desire to do so for any other reason, the Company authorizes the Escrow Agent, at its option, to deposit the Escrowed Funds with the clerk of the court in which the litigation is pending, or a court of competent jurisdiction if no litigation is pending, and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility with regard thereto. The Company also authorizes the Escrow Agent, if it receives conflicting claims to the Escrow Funds, is threatened with litigation or if the Escrow Agent shall desire to do so for any other reason, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Funds with the clerk of that court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder to the parties from which they were received.

     5. Exculpation and Indemnification of Escrow Agent.

          (a) Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement (other than the Purchase Agreement) out of which this escrow may arise. Escrow Agent acts under this Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice or depositing the Escrow Funds. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person’s or entity’s obligations hereunder or under any such document. Except for this Agreement and instructions to Escrow Agent pursuant to the terms of this Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof.

          (b) Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries.

          (c) Escrow Agent will be indemnified and held harmless by the Company from and against any expenses, including reasonable attorneys’ fees and disbursements, damages or losses suffered by Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Agreement or the services of Escrow Agent hereunder; except, that if Escrow Agent is guilty of willful misconduct, fraud or gross negligence under this Agreement, then Escrow Agent will bear all losses, damages and expenses arising as a result of such willful misconduct, fraud or gross negligence. Promptly after the receipt by Escrow Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent will notify the other parties hereto in writing. For the purposes hereof, the terms “expense” and “loss” will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys’ fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 5 shall survive the termination of this Agreement.

     6. Compensation of Escrow Agent. Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for Escrow Agent's services as contemplated by this Escrow Agreement; provided, however, that in the event that Escrow Agent renders any material service not contemplated in this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement, or the subject matter hereof, then Escrow Agent shall be reasonably compensated by the Company for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company. Prior to incurring any costs and/or expenses in connection with the foregoing sentence, Escrow Agent shall be required to provide written notice to the Company of such costs and/or expenses and the relevancy thereof and Escrow Agent shall not be permitted to incur any such costs and/or expenses which are not related to litigation prior to receiving written approval from the Company, which approval shall not be unreasonably withheld.

     7. Resignation of Escrow Agent. At any time, upon ten (10) days’ written notice to the Company, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company all monies and property held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-day period following the giving of notice of resignation by Escrow Agent, the Company shall have failed to appoint a successor escrow agent, Escrow Agent may interplead the Escrow Funds into the registry of any court having jurisdiction.

     8. Method of Distribution by Escrow Agent. All disbursements by Escrow Agent to a party to this Agreement will be made by wire transfer of immediately available funds to an account designated in writing by the party (it being understood that the Exhibits hereto constitute such writings) to receive any such payment.

     9. Records. Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent.

     10. Notice. All notices, communications and instructions required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier to the following addresses:

If to Escrow Agent:	Securities Transfer Corporation
2591 Dallas Parkway, Suite 102
Frisco, Texas 75034
Attention: Kevin Halter

If to the Company:	China Nutrifruit Group Limited.
5th Floor, Chuangye Building, Chuangye Plaza
Industrial Zone 3, Daqing Hi-Tech Industrial
Development Zone
Daqing, Heilongjiang China 163316
Attention: Chief Executive Officer

With a copy to:	Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, NW
Washington, DC 20037-1122
Facsimile: (202) 663-8007
Attn.: Joseph Tiano, Esq.

If to a Investor:	To the address set forth on such Investor’s
signature page to the Purchase Agreement

or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

     11. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

     12. Assignment and Modification. This Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. No other person will acquire or have any rights under, or by virtue of, this Agreement. No portion of the Escrow Funds shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Agreement. This Agreement may be changed or modified only in writing signed by all of the parties hereto.

     13. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, USA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN. THE PARTIES EXPRESSLY WAIVE SUCH DUTIES AND LIABILITIES, IT BEING THEIR INTENT TO CREATE SOLELY AN AGENCY RELATIONSHIP AND HOLD THE ESCROW AGENT LIABLE ONLY IN THE EVENT OF ITS WILLFUL MISCONDUCT, FRAUD, OR GROSS NEGLIGENCE. ANY LITIGATION CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE EXCLUSIVELY PROSECUTED IN THE STATE OR FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, STATE OF NEW YORK, AND ALL PARTIES CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THOSE COURTS.

     14. Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     15. Attorneys’ Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

CHINA NUTRIFRUIT GROUP LIMITED

By: _______________________
Name: Jinglin Shi
Title: Chief Executive Officer

SECURITIES TRANSFER CORPORATION

By: _______________________
Name:
Title:

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

INVESTOR:
By: ___________________________
Name:
Title:

EXHIBIT A
INVESTMENT INFORMATION FORM

Name of Investor:
Address of Investor:

Aggregate Investment Amount:
Percentage of Total:
Aggregate Number of Units:
Aggregate Number of Shares of Series A Convertible Preferred Stock:
Aggregate Number of Warrants:
Taxpayer ID Number:
Social Security Number:
Wire Transfer Instructions for payment of Dividend Holdback Amount:

EXHIBIT B
FORM OF DISBURSEMENT REQUEST

__________, 2009

SECURITIES TRANSFER CORPORATION, as Escrow Agent
2591 Dallas Parkway, Suite 102
Frisco, Texas 75034
Attention: Kevin Halter

Re: China Nutrifruit Group Limited - Disbursement Request and Wire Transfer Instructions

Ladies and Gentlemen:

     Pursuant to that certain Closing Escrow Agreement by and among China Nutrifruit Group Limited, the Investors named therein and the Escrow Agent, the undersigned hereby request disbursement of the Purchase Price (less the Dividend Holdback) by wire transfer from your trust account per the instructions set forth on Schedule 1 attached hereto.

CHINA NUTRIFRUIT GROUP LIMITED

By: ________________________________
Name:
Title:

WLT BROTHERS CAPITAL, INC.

By: ________________________________
Name:
Title:

EXHIBIT C
SECURITIES TRANSFER CORPORATION ESCROW AGENT FEE SCHEDULE

ESCROW AGENT SERVICES

Escrow Agent Account fee...........………………………...........................………...3,000.00 per year
Establishment of Hold Back Escrow Account............………….................……… Included
Prepare & Send Wires for Dividend Holdback...15.00 per wire (Domestic) .........$25.00 for international
Year end tax reporting -1099’s ............……………………………….........................$5.00 per shareholder